Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-209534) of our report dated June 7, 2022, appearing in this Annual Report on Form 11-K of the Olin Corporation Contributing Employee Ownership Plan for the year ended December 31, 2021.

/s/ ARMANINO LLP

St. Louis, Missouri
June 7, 2022